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                                                                  Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related to Prospectus of Med/Waste, Inc. for the registration of 479,139 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 1995, with respect to the consolidated financial statements of Med/Waste, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Miami, Florida
July 3, 1996